        NEWS RELEASE
FOR IMMEDIATE RELEASE
BROWN-FORMAN AND PERNOD RICARD TERMINATE DISCUSSIONS REGARDING POTENTIAL COMBINATION
Brown-Forman Focused on Creating Value for All Stakeholders by Advancing Ongoing Strategic and Operational Plans

April 28, 2026, LOUISVILLE, KY — Brown-Forman Corporation (NYSE: BFA, BFB) today announced that the company and Pernod Ricard have terminated discussions regarding a potential business combination, as the companies were unable to reach mutually agreeable terms. Brown-Forman and Pernod Ricard previously confirmed discussions on March 26 and noted there could be no assurance that any such agreement would be reached.

Brown-Forman issued the following statement:

“We intend to create long-term value for all stakeholders by focusing on our strategic and operational priorities. This includes unlocking future growth by expanding our geographic footprint, continuing to build brands that resonate with consumers, and enhancing operational efficiency.”

Brown-Forman Corporation is a global leader in the spirits industry, responsibly building exceptional beverage alcohol brands for more than 155 years. Headquartered in Louisville, Kentucky, we are guided by our founding promise, “Nothing Better in the Market.” Our premium portfolio includes Jack Daniel’s Family of Brands, Woodford Reserve, Old Forester, New Mix, el Jimador, Herradura, The Glendronach, Glenglassaugh, Benriach, Diplomático Rum, Gin Mare, Fords Gin, Chambord, and Slane. With approximately 5,000 employees worldwide, we proudly share our passion for fine-quality spirits in more than 170 countries. Learn more at brown-forman.com and stay connected with us on LinkedIn, Instagram, and X.
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Contacts:

Media Contact: Brown-Forman@FGSGlobal.com

Sue Perram, Vice President, Investor Relations
Sue_Perram@b-f.com

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This press release contains statements that are “forward-looking statements”, as defined under U.S. federal securities laws, that are subject to risks and uncertainties. Such statements involve inherent risks, assumptions and uncertainties, known or unknown, including internal or external factors that could delay, divert or change any of them, that are difficult to predict, may be beyond Brown-Forman’s control and could cause Brown-Forman’s future financial results, goals, plans, commitments, strategies and objectives to differ materially from those expressed in, or implied by, the statements. Words such as "should," "could," "would," "will," "may," "expects," "plans," "intends," "anticipates," "indicates," "remains," "believes," "estimates," "projects," "forecast," "guidance," "outlook," "goals," "targets," "pledge," "confident," "optimistic," "dedicated," "positioned," "on track", "path" and other words and terms of similar meaning and expression are intended to identify forward-looking statements, although not all forward-looking statements contain such terms. All statements, other than those that relate solely to historical facts, are forward-looking statements.
Additionally, forward-looking statements include conditional statements and statements that identify uncertainties or trends, discuss the possible future effects of known trends or uncertainties, or that indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. All forward-looking statements in this press release are based upon information available to Brown-Forman on the date of this press release. Brown-Forman undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except as required by applicable law or regulation.

Brown-Forman’s actual results could differ materially from these forward-looking statements due to numerous factors including, without limitation, any risks and uncertainties set forth in the "Risk Factors" section or other sections in Brown-Forman’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as well as other risks and uncertainties set forth from time to time in the reports Brown-Forman files with the U.S. Securities and Exchange Commission.